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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 8-A


              For Registration of Certain Classes of Securities
                   Pursuant to Section 12(b) or (g) of the
                       Securities Exchange Act of 1934

 Vectra Banking Corporation                                VBC Capital I
 --------------------------                                -------------
(Exact name of co-registrant                       (Exact name of co-registrant
as specified in its charter)                        as specified in its charter

         Colorado                                             Delaware
         --------                                             --------
  (State of incorporation                             (State of incorporation
     or organization)                                     or organization)

        84-1087703                                           Applied For
        ----------                                           -----------
    (I.R.S.Employer                                       (I.R.S. Employer
  Identification No.)                                  Identification No.)

                   1650 South Colorado Boulevard, Suite 320
                           Denver, Colorado 80222
                           ----------------------
            (Address of principal executive office and zip code)

If this Form relates to the            If this Form relates to the registration
registration of a class of debt        of a class of debt securities and is
securities and is effective            to become effective simultaneously
upon filing pursuant to General        with the effectiveness of a concurrent
Instruction Act(c)(1) please check     registration statement under the
the following box.  / /                Securities Act of 1933 pursuant to
                                       General Instruction A(c)(2) please check the following box. / /

Securities to be registered pursuant to Section 12(b) of the Act:

   None

Securities to be registered pursuant to Section 12(g) of the Act:

   ___% Cumulative Capital Securities, $25 liquidation amount

   Guarantee of Vectra Banking Corporation
        with respect to the __% Cumulative Capital Securities



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               INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.      DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

        Incorporated by reference to the sections entitled "Description of the Capital Securities," "Description of Junior subordinated Debentures," "Description of Guarantee" and "Relationship among the Capital Securities, the Junior Subordinated Debentures and the Guarantee" in the Registrant's Form S-2 Registration Statement (File No. 333-24781) filed with the Commission on April 8, 1997 (the "1997 form S-2") and the same sections in the Company's Prospectus to be filed pursuant to Rule 424(b) are deemed to be incorporated by reference herein.

Item 2.      EXHIBITS.

        4.1     Trust Agreement of VBC Capital I dated as of April 4, 1997.*
        4.2 Form of Amended and Restated Trust Agreement of VBC Capital I, to be dated April ____, 1997.*
        4.3 Form of Capital Security Certificate of VBC Capital I (included as an exhibit to Exhibit 4.2).
        4.4     Form of Capital Securities Guarantee Agreement.*

        -------------

        * Incorporated by reference to Exhibits 4.4, 4.5 and 4.7 to the 1997 Form S-2.

                                  SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        VECTRA BANKING CORPORATION

Dated: April 21, 1997                   By /s/ RAY L NASH
                                          -------------------------
                                               Ray L. Nash
                                               Chief Financial Officer

                                        VBC CAPITAL I

Dated: April 21, 1997                   By /s/ RAY L. NASH
                                          -------------------------
                                               Ray L. Nash
                                               Administrative Trustee



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